Exhibit 23.01



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
         We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 27, 1998, incorporated by reference into Ocwen Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the references to us under the heading Interest of Named Experts and Counsel.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
    PricewaterhouseCoopers LLP
    Ft. Lauderdale, Florida

August 25, 1998